Exhibit 99.1

Amarin Reports Third Quarter 2025 Financial Results

Company completes transition to fully partnered commercialization model across all international markets

Q3 2025 performance reflects initial impact of new approach to Europe, ongoing expansion of
Rest-of-World demand, continued success in managing US market, and initial operating margin improvements following corporate rightsizing

Targeting sustainable positive free cash flow in 2026

DUBLIN, Ireland and BRIDGEWATER, N.J., October 29, 2025 -- Amarin Corporation plc (NASDAQ: AMRN), a company committed to advancing the science of cardiovascular care worldwide, today announced financial results for the third quarter of 2025.

“With the reporting of Q3 2025 we usher in the next phase in the Amarin story,” said Aaron Berg, President & CEO, Amarin. “Our international commercial strategy is now a fully partnered model comprising seven parties and close to 100 countries with regional and in-country economies of scale, infrastructure and proven experience to commercialize a unique product like VASCEPA®/VAZKEPA® (icosapent ethyl).”

Mr. Berg continued,” We are confident in the strategic actions we have taken at Amarin to date and optimistic about the potential of our global business. Meanwhile, we remain focused on additional ways to create value for shareholders. As always, we look forward to reporting on our future progress.”

Q3 2025 Financial Highlights

($ in millions)	Q3 2025	Q3 2024	% Change
Total Net Revenue	$49.7	$42.3	17%
Operating Expenses	$33.3	$41.4	(20)%
Operating Loss	$11.1	$25.2	56%
Operating Margin %*	(22)%	(60)%	NM
Net Loss	$7.7	$25.1	69%
Net Margin	(16)%	(59)%	NM
Cash	$286.6	$305.7

*Operating margin is calculated as operating income (loss) divided by total net revenue

NM – Not Meaningful

Commenting on the third quarter and current state of the business, Peter Fishman, Amarin’s Chief Financial Officer said, “Our third quarter performance reflects the initial impact following the strategic steps we’ve taken in creating a different operating profile. Revenues remained stable, supported by ongoing resilience domestically and growing international demand. Operating expenses declined meaningfully, demonstrating the benefits of our global reorganization and continued cost discipline. As we progress with the transition to Recordati, we continue to build toward positive free cash flow, which we expect to achieve in 2026. Overall, with the new strategy and foundation in place, Amarin is positioned for steady operating margin and cash flow improvements."

Q3 2025 Financial Performance

Revenues

($ in millions)	Q3 2025	Q3 2024	% Change
Product Revenue, net:
U.S.	$40.9	$30.6	34%
Europe	$4.1	$4.3	(5)%
Rest-of-World (ROW)	$3.6	$6.9	(48)%
Total Product Revenue, net	$48.6	$41.9	16%
Licensing & Royalties	$1.1	$0.4	NM
Total Net Revenue	$49.7	$42.3	17%

NM – Not Meaningful

Total Net Revenue: For Q3 2025, total net revenue increased $7.4 million, or 17%, compared to Q3 2024, primarily due to higher U.S. sales.

Product Revenue, Net: For Q3 2025, product revenue, net increased $6.7 million, or 16%, compared to Q3 2024 primarily due to higher net selling price in the U.S. and an increase in volume driven by regaining exclusive status with a large PBM. The increase was offset by slightly lower Europe sales, reflecting the initial transition to a partnered model with Recordati in this market, as well as lower ROW sales, primarily reflecting normal quarterly variability across the multiple geographies encompassing this early stage of a developing ex-U.S. market.

Licensing and Royalties: For Q3 2025, licensing and royalties increased $0.7 million, or 149%, compared to Q3 2024, primarily due to increased royalty revenues from in-market sales generated by the Company’s licensed global partners.

Operating Expenses

($ in millions)	Q3 2025	Q3 2024	% Change
COGS	$27.5	$26.0	6%
SG&A	$19.7	$36.9	(47)%
R&D	$4.2	$4.5	(7)%
Restructuring	$9.4	--	NM
Total Operating Expenses*	$33.3	$41.4	(20)%

* Total operating expenses reflect the sum of SG&A, R&D, and Restructuring expenses.

NM – Not Meaningful

COGS: For Q3 2025, cost of goods sold (COGS) increased $1.4 million, or 6%, due primarily to the increase in net product revenue.

SG&A: For Q3 2025, selling general and administrative expenses decreased $17.2 million, or 47%, compared with Q3 2024, primarily due to the impact of the June 2025 restructuring and the continued disciplined management of spending commitments and priorities.

R&D: For Q3 2025, research and development expenses decreased $0.3 million, or 7%, compared with Q3 2024.

Restructuring: In Q3 2025, the Company recognized $9.4 million in restructuring charges related to the implementation of the Global Restructuring Plan associated with the execution of the Recordati Licensing Agreement announced on June 24, 2025, which resulted in the elimination of commercial roles in the Company’s European operations.

Total Operating Expenses: For Q3 2025, total operating expenses decreased $8.1 million, or 20%, compared with Q3 2024, due primarily to the impact of the June 2025 operational restructuring. Excluding the restructuring charge of $9.4 million, Q3 2025 total operating expenses were $23.9 million.

Overall, the Company will maintain adequate operating expense levels necessary to support the global VASCEPA/VAZKEPA brand and its partners. Such expenses include: regulatory affairs, nonclinical development, clinical development, biostatistics and data management, medical affairs, medical information, scientific publications, and pharmacovigilance, as well as public company related costs, among others.

Additional Financial Information

Operating Loss: For Q3 2025, the Company reported an operating loss of $11.1 million, compared with an operating loss of $25.2 million for Q3 2024, an improvement of $14.1 million or 56%. Expressed as a percentage of total net revenue, Q3 2025 operating margin was (22)%compared to (60)% for Q3 2024. In both instances, the Q3 2025 performance primarily reflects the impact of the implementation of the Global Restructuring Plan.

Net Loss: For Q3 2025, the Company reported a net loss of $7.7 million, or $0.02 per share, compared to a net loss of $25.1 million, or $0.06 per share in Q3 2024.

Cash: As of the end of Q3 2025, the Company reported aggregate cash and investments of $286.6 million, compared to $298.7 million for Q2 2025, reflecting a sequential reduction in cash balance of $12.1 million.

Debt: As of the end of Q3 2025, the Company remained debt free.

Third Quarter 2025 Earnings Conference Call and Webcast Information

Amarin will host a conference call on October 29, 2025, at 8:00 a.m. ET to discuss this information. The conference call can be accessed on the investor relations section of the Company's website at www.amarincorp.com, or via telephone by dialing 877-545-0523 within the United States, 973-528-0016 from outside the United States, and referencing conference ID 459510. A replay of the call will be made available for a period of two weeks following the conference call. To listen to a replay of the call, dial 877-481-4010 from within the United States and 919-882-2331 from outside of the United States, and reference conference ID 53008. A replay of the call will also be available through the Company's website shortly after the call.

About Amarin

Amarin is a global pharmaceutical company committed to reducing the cardiovascular disease (CVD) burden for patients and communities and to advancing the science of cardiovascular care around the world. We own and support a global branded product approved by multiple regulatory authorities based on a track record of proven efficacy and safety and backed by robust clinical trial evidence. Our commercialization model includes a direct sales approach in the U.S. and an indirect distribution strategy internationally, through a syndicate of reputable and well-established partners with significant geographic expertise, covering close to 100 markets worldwide. Our success is driven by a dedicated, talented, and highly skilled team of experts passionate about the fight against the world’s leading cause of death, CVD.

About VASCEPA®/VAZKEPA® (icosapent ethyl) Capsules

VASCEPA (icosapent ethyl) capsules are the first prescription treatment approved by the U.S. Food and Drug Administration (FDA) comprised solely of the active ingredient, icosapent ethyl (IPE), a unique form of eicosapentaenoic acid. VASCEPA was launched in the United States in January 2020 as the first drug approved by the U.S. FDA for treatment of the studied high-risk patients with persistent cardiovascular risk despite being on statin therapy. VASCEPA was initially launched in the United States in 2013 based on the drug’s initial FDA approved indication for use as an adjunct therapy to diet to reduce triglyceride levels in adult patients with severe (≥500 mg/dL) hypertriglyceridemia. Since launch, VASCEPA has been prescribed more than twenty-five million times. VASCEPA is covered by most major medical insurance plans. In addition to the United States, VASCEPA is approved and sold in Canada, China, Australia, Lebanon, the United Arab Emirates, Saudi Arabia, Qatar, Bahrain, and Kuwait. In Europe, in March 2021 marketing authorization was granted to icosapent ethyl in the European Union for the reduction of risk of cardiovascular events in patients at high cardiovascular risk, under the brand name VAZKEPA. In April 2021 marketing authorization for VAZKEPA (icosapent ethyl) was granted in the United Kingdom (applying to England, Scotland, Wales, and Northern Ireland). VAZKEPA (icosapent ethyl) is currently approved and sold in Europe in Sweden, Finland, England/Wales, Spain, Netherlands, Scotland, Greece, Portugal, Italy, Denmark and Austria.

United States
Indications and Limitation of Use

VASCEPA is indicated:

•
As an adjunct to maximally tolerated statin therapy to reduce the risk of myocardial infarction, stroke, coronary revascularization and unstable angina requiring hospitalization in adult patients with elevated triglyceride (TG) levels (≥ 150 mg/dL) and
o
established cardiovascular disease or
o
diabetes mellitus and two or more additional risk factors for cardiovascular disease.
•
As an adjunct to diet to reduce TG levels in adult patients with severe (≥ 500 mg/dL) hypertriglyceridemia.

The effect of VASCEPA on the risk for pancreatitis in patients with severe hypertriglyceridemia has not been determined.

Important Safety Information

•
VASCEPA is contraindicated in patients with known hypersensitivity (e.g., anaphylactic reaction) to VASCEPA or any of its components.
•
VASCEPA was associated with an increased risk (3% vs 2%) of atrial fibrillation or atrial flutter requiring hospitalization in a double-blind, placebo-controlled trial. The incidence of atrial fibrillation was greater in patients with a previous history of atrial fibrillation or atrial flutter.

•
It is not known whether patients with allergies to fish and/or shellfish are at an increased risk of an allergic reaction to VASCEPA. Patients with such allergies should discontinue VASCEPA if any reactions occur.
•
VASCEPA was associated with an increased risk (12% vs 10%) of bleeding in a double-blind, placebo-controlled trial. The incidence of bleeding was greater in patients receiving concomitant antithrombotic medications, such as aspirin, clopidogrel or warfarin.
•
Common adverse reactions in the cardiovascular outcomes trial (incidence ≥3% and ≥1% more frequent than placebo): musculoskeletal pain (4% vs 3%), peripheral edema (7% vs 5%), constipation (5% vs 4%), gout (4% vs 3%), and atrial fibrillation (5% vs 4%).
•
Common adverse reactions in the hypertriglyceridemia trials (incidence >1% more frequent than placebo): arthralgia (2% vs 1%) and oropharyngeal pain (1% vs 0.3%).
•
Adverse events may be reported by calling 1-855-VASCEPA or the FDA at 1-800-FDA-1088.
•
Patients receiving VASCEPA and concomitant anticoagulants and/or anti-platelet agents should be monitored for bleeding.

FULL U.S. FDA-APPROVED VASCEPA PRESCRIBING INFORMATION CAN BE FOUND AT WWW.VASCEPA.COM.

Europe

For further information about the Summary of Product Characteristics (SmPC) for VAZKEPA® in Europe, please visit: https://www.ema.europa.eu/en/documents/product-information/vazkepa-epar-product-information_en.pdf

Globally, prescribing information varies; refer to the individual country product label for complete information.

Use of Non-GAAP Adjusted Financial Information

Included in this press release are non-GAAP adjusted financial information as defined by U.S. Securities and Exchange Commission Regulation G. The GAAP financial measure is most directly comparable to each non-GAAP adjusted financial measure used or discussed, and a reconciliation of the differences between each non-GAAP adjusted financial measure and the comparable GAAP financial measure, is included in this press release after the condensed consolidated financial statements.

Non-GAAP adjusted net (loss) income was derived by taking GAAP net loss and adjusting it for non-cash stock-based compensation expense, restructuring expense and other one-time expenses. Management uses these non-GAAP adjusted financial measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the company’s performance and to evaluate and compensate the company’s executives. The company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP adjusted financial measures provide investors with a better understanding of the company’s historical results from its core business operations.

While management believes that these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying performance of the company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. Non-GAAP measures have limitations in that they do not reflect all the amounts associated with the company’s results of operations as determined in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including beliefs about Amarin’s key achievements in 2024 and the potential impact and outlook for achievements in 2025 and beyond; Amarin’s 2025 financial outlook and cash position; Amarin’s overall efforts to expand access and reimbursement to VAZKEPA across global markets; expectations regarding potential strategic collaboration and licensing agreements with third parties, including our ability to attract additional collaborators, as well as our plans and strategies for entering into potential strategic collaboration and licensing agreements and the overall potential and future success of VASCEPA/VAZKEPA and Amarin that are based on the beliefs and assumptions and information currently available to Amarin.

All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin's filings with the U.S. Securities and Exchange Commission, including Amarin’s quarterly report on Form 10-Q for the period ending September 30, 2025 and annual report on Form 10-K for the fiscal year ended 2024. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate. Investors and others should note that Amarin communicates with its investors and the public using the company website (www.amarincorp.com), the investor relations website (www.amarincorp.com/investor-relations), including but not limited to investor presentations and investor FAQs, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts.

Amarin Contact Information

Media Inquiries:

Tegan Berry

Amarin Corporation plc

PR@amarincorp.com

Investor Inquiries:

Bob Burrows

Western Avenue Advisers LLC

bob.burrows.ext@amarincorp.com

Investor.relations@amarincorp.com

-Tables to Follow-

CONSOLIDATED BALANCE SHEET DATA
(U.S. GAAP)
Unaudited

	September 30, 2025	December 31, 2024
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$122,802	$121,038
Restricted cash	301	300
Short-term investments	163,785	173,182
Net income (loss) for EPS[1] - non-GAAP	127,309	122,279
Inventory	184,703	166,048
Prepaid and other current assets	29,434	12,552
Total current assets	628,334	595,399
Earnings (loss) per Ordinary Share:	13	16
Long-term inventory	9,106	64,740
Operating lease right-of-use asset	7,186	7,592
Other long-term assets	1,109	1,213
Earnings (loss) per ADS:	14,066	16,389
TOTAL ASSETS	$659,814	$685,349
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$36,712	$40,366
Accrued expenses and other current liabilities	145,521	139,583
Total current liabilities	182,233	179,949
Long-Term Liabilities:
Long-term operating lease liability	6,731	7,723
Other long-term liabilities	11,956	11,501
Total liabilities	200,920	199,173
Stockholders’ Equity:
Common stock	310,019	305,298
Additional paid-in capital	1,922,351	1,914,750
Treasury stock	(67,356)	(65,326)
Accumulated deficit	(1,706,120)	(1,668,546)
Total stockholders’ equity	458,894	486,176
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$659,814	$685,349

CONSOLIDATED STATEMENTS OF OPERATIONS DATA
(U.S. GAAP)
Unaudited

	Three months ended September 30,		Nine months ended September 30,
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
	2025	2024	2025	2024
Product revenue, net	$48,558	$41,852	$136,210	$144,522
Licensing and royalty revenue	1,112	446	28,217	21,786
Total revenue, net	49,670	42,298	164,427	166,308
Less: Cost of goods sold	27,462	26,022	66,728	75,359
Gross margin	22,208	16,276	97,699	90,949
Operating expenses:
Selling, general and administrative (1)	19,697	36,904	94,944	115,340
Research and development (1)	4,208	4,540	14,435	14,884
Restructuring	9,406	—	32,165	—
Total operating expenses	33,311	41,444	141,544	130,224
Operating loss	(11,103)	(25,168)	(43,845)	(39,275)
Interest income, net	2,783	3,374	8,277	10,028
Other income, net	205	265	372	1,954
Loss from operations before taxes	(8,115)	(21,529)	(35,196)	(27,293)
Benefit from (provision for) income taxes	377	(3,605)	(2,378)	(6,272)
Net loss	$(7,738)	$(25,134)	$(37,574)	$(33,565)
Loss per Ordinary Share:
Basic	$(0.02)	$(0.06)	$(0.09)	$(0.08)
Diluted	$(0.02)	$(0.06)	$(0.09)	$(0.08)
Weighted average Ordinary Shares:
Basic	415,531	411,150	414,607	410,786
Diluted	415,531	411,150	414,607	410,786

(1) - Excluding non-cash stock-based compensation, selling, general and administrative expenses were $17,938 and $33,075 for the three months ended September 30, 2025 and 2024, respectively, and research and development expenses were $3,613 and $3,671, respectively, for the same periods.

RECONCILIATION OF NON-GAAP NET INCOME (LOSS)
Unaudited

	Three months ended September 30,		Nine months ended September 30,
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
	2025	2024	2025	2024
Net loss for EPS[1] - GAAP	(7,738)	(25,134)	(37,574)	(33,565)
Stock-based compensation expense	2,354	4,698	12,720	14,303
ADS Ratio Change Fees	—	—	2,015	—
Licensing Agreement Fees	—	—	5,038	—
Restructuring	9,406	—	32,165	—
Net income (loss) for EPS[1] - non-GAAP	$4,022	$(20,436)	$14,364	$(19,262)

[1]basic and diluted

Earnings (loss) per Ordinary Share:
Basic - non-GAAP	$0.01	$(0.05)	$0.03	$(0.05)
Diluted - non-GAAP	$0.01	$(0.05)	$0.03	$(0.05)

Earnings (loss) per ADS:
Basic - non-GAAP	$0.19	$(0.99)	$0.69	$(0.94)
Diluted - non-GAAP	$0.19	$(0.99)	$0.69	$(0.94)

Weighted average Ordinary Shares:
Basic	415,531	411,150	414,607	410,786
Diluted	416,117	411,150	415,127	410,786